Exhibit 10.2

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of September 21, 2020 (this “Amendment No. 1”), is by and among BROADSTONE NET LEASE, INC., a Maryland corporation (the “Parent”), BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Borrower”), the Lenders party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).  Reference is made to that certain Term Loan Agreement, dated as of February 7, 2020 (the “Credit Agreement”), by and among the Parent, the Borrower, the lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower, the Parent, the Administrative Agent and the lenders party thereto are entering into that certain Revolving Credit Agreement, dated as of the date hereof (the “Revolver”); and

WHEREAS, the Borrower has requested that the Credit Agreement be amended to conform certain covenants, definitions and other terms therein with those set forth in the Revolver; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO CREDIT Agreement.  As of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

1.1Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Bail-In Action” in its entirety to read as follows:

“”Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

1.2Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Bail-In Legislation” in its entirety to read as follows:

“”Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

1.3Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Capitalization Rate” in its entirety to read as follows:

““Capitalization Rate” means 7.00%”

1.4Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by deleting the definition of “Double Net Lease” in its entirety.

1.5Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Eligible Property” in its entirety to read as follows:

“”Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is owned in fee simple, or leased under a Ground Lease, by the Borrower or a Wholly Owned Subsidiary of the Borrower; (b) such Property is located in a State of the United States of America, in the District of Columbia or in Canada; (c) regardless of whether such Property is owned by the Borrower or a Subsidiary of the Borrower, the Borrower has the right directly, or indirectly through a Subsidiary of the Borrower, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (d) no tenant of such Property is (i) subject to any proceeding under Debtor Relief Laws or (ii) more than 60 days past due on any rental obligation to the Borrower or any of its Subsidiaries in respect of such Property; (e) such Property shall be leased to a tenant pursuant to a net lease; (f) such Property is not a Development Property and has been developed for (i) retail, industrial, healthcare, restaurant, manufacturing, distribution or office use, or (ii) other use permitted under Parent’s internally approved property selection investment criteria; provided that Properties qualifying as an Eligible Property pursuant to this clause (f)(ii) shall not exceed 10% of Total Unencumbered Eligible Property Value; (g) neither such Property, nor if such Property is owned by a Wholly Owned Subsidiary of the Borrower, any of the Borrower’s direct or indirect ownership interest in such Wholly Owned Subsidiary, is subject to (i) any Lien other than Permitted Liens (other than Permitted Liens described under clauses (f) – (k) of the definition thereof) or (ii) any Negative Pledge other than a Permitted Negative Pledge; and (h) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters which are not individually or collectively material to the profitable operation of such Property.”

1.6Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Financial Officer” in its entirety to read as follows:

““Financial Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, the chief accounting officer, the chief operating officer, if any, and the vice president of finance or capital markets of the Parent, the Borrower or such Subsidiary.”

1.7Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by deleting the number “40” set forth in the definition of “Ground Lease” and substituting the number “30” in place thereof.

1.8Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Indebtedness” in its entirety to read as follows:

“”Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person which would be included as a liability on the balance sheet of such Person in accordance with GAAP in respect of any purchase obligation (but excluding obligations to purchase real estate entered into in the ordinary course of business), repurchase obligation, takeout commitment (but excluding commitments to fund construction or purchase real estate upon completion of construction in the ordinary course of business) or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability and contingent guarantees the conditions for which have not accrued) or (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).”

1.9Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by (a) deleting clause (e) of the definition of “Material Adverse Effect” in its entirety and (b) inserting the word “or” immediately prior to clause (d) in the fifth line of the definition of “Material Adverse Effect”.

1.10Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating clause (c) of the definition of “Net Operating Income” in its entirety to read as follows:

“(c) the actual property management fee paid during such period with respect to such Property”

1.11Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Off-Balance Sheet Obligation” in its entirety to read as follows:

“”Off-Balance Sheet Obligation” means liabilities and obligations of the Parent, the Borrower or any Subsidiary in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10 Q or Form 10 K (or their equivalents) which the Parent is required to file with the SEC.”

1.12Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Permitted Liens” in its entirety to read as follows:

“”Permitted Liens” means, with respect to any asset or property of a Person, (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or property owner association of similar entity or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of clauses (a)(i) and (a)(ii), are not at the time required to be paid or discharged under Section 8.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of covenants, conditions, easements, zoning restrictions, rights of way, encroachments, variations, rights or restrictions on use, and similar encumbrances (and, with respect to leasehold interests (other than leasehold interests in Eligible Properties), mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or impair the intended use thereof in any material respects and such title defects which may constitute Liens and are expressly permitted to exist with respect to an Eligible Property in accordance with clause (h) of the definition thereof; (d) leases, subleases or non-exclusive licenses granted to others not materially interfering with the ordinary conduct of business of such Person and otherwise permitted by the terms hereof; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (f) Liens securing judgments not constituting an Event of Default under Section 11.1(h); (g) Liens on assets to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries; (i) licenses and sublicenses of Intellectual Property granted in the ordinary course of business and not interfering in any material respect with the business of such Person; (j) Liens on insurance policies and proceeds thereof incurred in the ordinary course of business to secure premiums thereunder; and (k) other Liens on assets of the Loan Parties to the extent not otherwise included in paragraphs (a) through (j) of this definition securing Indebtedness or other obligations in an aggregate amount not to exceed $2,500,000 at any time outstanding.”

1.13Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Responsible Officer” in its entirety to read as follows:

“”Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, and the chief financial officer of the Parent, the Borrower or such Subsidiary.”

1.14Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by (a) restating the definition of “Total Market Value” in its entirety to read as follows:

““Total Market Value” means, at a given time, the sum (without duplication) of all of the following of the Parent and its Subsidiaries determined on a consolidated basis: (a) in the case of Properties owned or leased by the Borrower or its Subsidiaries for the entire period of four consecutive fiscal quarters most recently ended, the Net Operating Income for such Property for the entire period of four consecutive fiscal quarters most recently ended, divided by the Capitalization Rate; (b) in the case of Properties acquired during the period of four consecutive fiscal quarters most recently ended, the purchase price paid by the Parent, the Borrower or any of their respective Subsidiaries for such Property exclusive of (i) closing and other transaction costs and (ii) any amounts paid by the Parent, the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts; (c) the GAAP book value of all Mortgage Receivables, Development Property and unimproved real estate; (d) unrestricted cash, Cash Equivalents and Unrestricted 1031 Cash which would be included on the Parent’s consolidated balance sheet as of such date and (e) the GAAP book value of all other tangible assets of the Parent and its Subsidiaries; provided that, to the extent the amount of

Total Market Value attributable to this clause (e) would exceed 5% of Total Market Value, such excess shall be excluded.  The Parent’s Ownership Share of assets held by Unconsolidated Affiliates will be included in Total Market Value calculations consistent with the above described treatment for assets owned by the Parent and its Subsidiaries.  For purposes of determining Total Market Value, Net Operating Income from Properties disposed of by the Parent, the Borrower or any of their respective Subsidiaries during the immediately preceding period of four consecutive fiscal quarters of the Parent shall be excluded to the extent included in clause (a) above.  For purposes of determining Total Market Value, to the extent the amount of Total Market Value attributable to (x) common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly Owned Subsidiaries) would exceed 10.0% of Total Market Value, such excess shall be excluded, (y) Mortgage Receivables would exceed 10.0% of Total Market Value, such excess shall be excluded and (z) the aggregate value of Total Budgeted Costs for Development Properties, Mortgage Receivables, common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly Owned Subsidiaries) and unimproved real estate (which shall not include any Development Property) would exceed 25.0% of Total Market Value, such excess shall be excluded.”

1.15Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by restating the definition of “Write-Down and Conversion Powers” in its entirety to read as follows:

“”Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

1.16Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Ancillary Documents” has the meaning given that term in Section 13.14.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

1.17Amendment to Article I.  Article I of the Credit Agreement is amended by adding the following Section 1.5 immediately following Section 1.4 thereof:

“Section 1.5Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.”

1.18Amendment to Section 8.6.  Section 8.6 of the Credit Agreement is amended by deleting the phrase “liability to the Parent, the Borrower and its Subsidiaries in excess of $5,000,000” therein and substituting the phrase “a Material Adverse Effect” in place thereof.

1.19Amendment to Section 9.4(e).  Section 9.4(e) of the Credit Agreement is amended by restating such subsection in its entirety to read as follows:

“(e)[Reserved];”

1.20Amendment to Section 10.1(a).  Section 10.1(a) of the Credit Agreement is amended by deleting the words “two fiscal quarters” and substituting the words “four fiscal quarters” in place thereof in each instance therein.

1.21Amendment to Section 10.1(g).  Section 10.1(g) of the Credit Agreement is amended by deleting the words “two fiscal quarters” and substituting the words “four fiscal quarters” in place thereof in each instance therein.

1.22Amendment to Section 10.4.  Section 10.4 of the Credit Agreement is amended by restating the first paragraph of such section in its entirety to read as follows:

“Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation (other than (x) any transaction of merger or consolidation between or among Loan Parties; provided that if the Parent or the Borrower enters into such a transaction of merger, it is the survivor thereof, (y) any transaction of merger or consolidation of a Subsidiary that is not Loan Party into a Loan Party so long as the Loan Party is the survivor thereof and (z) any transaction of merger or consolidation between two or more Subsidiaries that are not Loan Parties); (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire any assets of, or make an Investment in, any other Person (including, in the case of each of the foregoing clauses, pursuant to a Delaware LLC Division); provided, however, that any of the actions described in the immediately preceding clauses (a) through (d) may be taken with respect to the Borrower, any other Loan Party or any other Subsidiary so long as (x) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (y) if as a result of any such transaction, or series of such actions, the amount of Consolidated Tangible Assets would increase or decrease by 25.0%, then prior to entering into such transaction the Parent shall deliver a Compliance Certificate executed on behalf of the Parent by a Financial Officer of the Parent demonstrating that the Parent would be in compliance with the covenants contained in Section 10.1 on a pro-forma basis after giving effect to such transaction as of the end of the most recent fiscal quarter for which financial statements are available; notwithstanding the foregoing, the Parent and the Borrower may not enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger.”

1.23Amendment to Section 10.8(d).  Section 10.8(d) of the Credit Agreement is amended by restating such subsection in its entirety to read as follows:

“(d) transactions between or among the Parent or any Subsidiaries and not involving any other Affiliate”

Amendment to Section 11.1(d)(i).  Section 11.1(d)(i) of the Credit Agreement is amended by deleting the amount “$25,000,000” therein and substituting the amount “$50,000,000” in place thereof.

1.24Amendment to Section 11.1(h).  Section 11.1(h) of the Credit Agreement is amended by deleting the amount “$25,000,000” therein and substituting the amount “$50,000,000” in place thereof.

1.25Amendment to Section 11.1(i).  Section 11.1(i) of the Credit Agreement is amended by deleting the amount “$25,000,000” therein and substituting the amount “$50,000,000” in place thereof.

1.26Amendment to Section 11.1(j).  Section 11.1(j) of the Credit Agreement is amended by deleting the amount “$25,000,000” therein and substituting the amount “$50,000,000” in place thereof in each instance therein.

1.27Amendment to Section 11.1(l)(i).  Section 11.1(l)(i) of the Credit Agreement is amended by deleting the percentage “30%” therein and substituting the percentage “35%” in place thereof.

1.28Amendment to Section 11.1(l)(iii).  Section 11.1(l)(iii) of the Credit Agreement is amended by deleting the percentage “65%” therein and substituting the percentage “60%” in place thereof.

1.29Amendment to Section 13.14.  Section 13.14 of the Credit Agreement is amended by restating such section in its entirety to read as follows:

“Section 13.14 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders, and each Loan Party shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Lender, or any Loan Party, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement,  any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Administrative Agent, any Lender and any Related Party of any of the foregoing Persons for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.”

1.30Amendment to Section 13.21.  Section 13.21 of the Credit Agreement is amended by (a) deleting the phrase “EEA Financial Institution” therein and substituting the phrase “Affected Financial Institution” in place thereof in each instance therein and (b) deleting the phrases “an EEA Resolution Authority” and “any EEA Resolution Authority” therein and substituting the phrase “the applicable Resolution Authority” in place thereof in each instance therein.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BORROWER

In order to induce the Lenders and Administrative Agent to enter into this Amendment No. 1, each of the Parent and the Borrower represents and warrants to the Lenders and Administrative Agent that the following statements are true, correct and complete as of the date hereof:

(i)each of the Parent and the Borrower has the requisite power and authority to make, deliver and perform its obligations under this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Agreement” and together with this Amendment No. 1, the “Amendment Documents”);

(ii)the execution, delivery and performance of the Amendment Documents are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action on the part of the Parent and the Borrower;

(iii)the execution, delivery and performance of this Amendment No. 1 (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such filings as may be required with the SEC to comply with disclosure obligations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent, the Borrower or any of their Subsidiaries or any order judgment or decree of any Governmental Authority having jurisdiction over any Loan Party, except in each case to the extent such violation of applicable law or regulation would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, the Borrower or any of their Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent, the Borrower or any of their Subsidiaries, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent, the Borrower or any of their Subsidiaries other than Permitted Encumbrances;

(iv)each of the Amendment Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(v)before and after giving effect to this Amendment No. 1, the representations and warranties made or deemed made by the Parent and the Borrower in any Loan Document are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the Amendment Effective Date except to the extent that such representations and warranties specifically refer to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, and except that for purposes of this clause (v), the representations and warranties contained in Section 7.1(k) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.1 and 9.2 of the Credit Agreement; and

(vi)no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1.

SECTION 3.  ACKNOWLEDGEMENT AND CONSENT OF THE GUARANTORS

Each Guarantor (for purposes of this Amendment No. 1, each a “Guarantor”) has read this Amendment No. 1 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 1, the obligations of such Guarantor under the Guaranty, each Additional Guaranty, the Security Documents and each of the other Loan Documents to which such Guarantor is a party shall not be impaired and each of the Guaranties, Additional Guaranties, the Security Documents and the other Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each of the Guarantors and the Borrower hereby acknowledges and agrees that the Obligations guaranteed under the Guaranties and the Additional Guaranties will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment No. 1.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 1, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 1 and (ii) nothing in the Credit Agreement, this Amendment No. 1 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 4.  CONDITIONS TO EFFECTIVENESS

This Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

A.The Parent, the Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment No. 1 by the execution and delivery of the signature pages hereto to the Administrative Agent.

B.The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 13.2 of the Credit Agreement) that are due and payable in connection with this Amendment No. 1.

SECTION 5.  MISCELLANEOUS

A.Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii)Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

(iv)This Amendment No. 1 shall constitute a Loan Document.

B.Headings.  Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

C.Applicable Law.  THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D.Execution in Counterparts; Electronic Signatures.  This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 and/or any document, agreement or certificate to be signed in connection with this Amendment No. 1 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT/GUARANTOR:	BROADSTONE NET LEASE, INC.

By: /s/ Ryan M. Albano

Name:   Ryan M. Albano

Title:   Chief Financial Officer

BORROWER:	BROADSTONE NET LEASE, LLC

By:  Broadstone Net Lease, Inc., its managing member

By: /s/ Ryan M. Albano

Name:   Ryan M. Albano

Title:   Chief Financial Officer

[Signature Page – Amendment No. 1 to Term Loan Agreement]

DB1/ 115392890.5

LENDERS:

J.P. MORGAN CHASE BANK, N.A.,
as Administrative Agent and as Lender

By: /s/ Austin Lotito

Name:   Austin Lotito

Title:    Vice President

[Signature Page – Amendment No. 1 to Term Loan Agreement]

DB1/ 115392890.5